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                                  EXHIBIT 5(b)

                                Schedule A to the
          Investment Advisory Agreement between BB&T Mutual Funds Group and Branch Banking & Trust
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                                                          Dated:  April 30, 1997

                                   Schedule A
                                     to the
          Investment Advisory Agreement between BB&T Mutual Funds Group and Branch Banking & Trust Company
                              dated October 1, 1992


Name of Fund                                                       Compensation*
------------                                                       -------------

The BB&T U.S. Treasury Money Market                    Annual rate of forty one-hundredths of one
Fund                                                   percent (.40%) of the BB&T U.S. Treasury
                                                       Money Market Fund's average daily net
                                                       assets.


The BB&T Short-Intermediate U.S.                       Annual rate of sixty one-hundredths of
Government Income Fund                                 one percent (.60%) of the BB&T Short-
                                                       Intermediate U.S. Government Income
                                                       Fund's average daily net assets.





The BB&T Intermediate U.S. Government                  Annual rate of sixty one-hundredths of
Bond Fund                                              one percent (.60%) of the BB&T
                                                       Intermediate U.S. Government Bond Fund's
                                                       average daily assets.





The BB&T Growth and Income Stock Fund                  Annual rate of seventy-four
                                                       one-hundredths of one percent (.74%) of
                                                       the BB&T Growth and Income Stock Fund's
                                                       average daily net assets.




The BB&T North Carolina Intermediate                   Annual rate of sixty one-hundredths of
Tax-Free Fund                                          one percent (.60%) of the BB&T North
                                                       Carolina Intermediate Tax-Free Fund's
                                                       average daily net assets.




The BB&T Balanced Fund                                 Annual rate of seventy-four
                                                       one-hundredths of one percent (.74%) of
                                                       the BB&T Balanced Fund's average daily
                                                       net assets.



The BB&T Small Company Growth Fund                     Annual rate of one percent (1.00%) of
                                                       the BB&T Small Company Growth Fund's
                                                       average daily net assets.

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
The BB&T International Equity Fund                Annual rate of one percent (1.00%)of the
                                                  BB&T International Equity Fund's average
                                                  daily assets.

The BB&T Capital Manager Conservative             Annual rate of twenty-five
Growth Fund                                       one-hundredths of one percent (.25%) of
                                                  the BB&T Capital Manager Conservative
                                                  Growth Fund's average daily net assets.


The BB&T Capital Manager Moderate                 Annual rate of twenty-five
Growth Fund                                       one-hundredths of one percent (.25%) of
                                                  the BB&T Capital Manager Moderate Growth
                                                  Fund's average daily net assets.

he BB&T Capital Manager                           Annual rate of twenty-five
Growth Fund                                       one-hundredths of one percent (.25%) of
                                                  the BB&T Capital Manager Growth Fund's
                                                  average daily net assets.

The BB&T Prime Money Market Fund                  Annual rate of forty one-hundredths of
                                                  one percent (.40%) of the BB&T Prime
                                                  Money Market Fund's average daily net
                                                  assets.



                                    BB&T MUTUAL FUNDS GROUP

                                    By:  /s/ Richard B. Ille
                                       ---------------------------

                                    BRANCH BANKING AND TRUST COMPANY

                                    By:  /s/ E.G. Purcell, III
                                       ---------------------------



   * All fees are computed daily and paid monthly.